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                                                                      EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-98681) pertaining to the ConocoPhillips Store Savings Plan of our report dated June 28, 2004, with respect to the financial statements and schedule of the ConocoPhillips Store Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                            /s/ ERNST & YOUNG LLP
Houston, Texas                              ERNST & YOUNG LLP
June 28, 2004